Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sanchez Energy Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (File No. 333-196653) and Form S-8 (No. 333-193017 and No. 333-208863) of Sanchez Energy Corporation of our report dated March 2, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

February 29, 2016